Exhibit 99.1

MONARCH FINANCIAL REPORTS HIGHER INCOME, STRONG LOAN GROWTH, AND DECLARES CASH DIVIDEND

Chesapeake, VA, January 30, 2015 - Monarch Financial Holdings, Inc. (Nasdaq: MNRK), the bank holding company for Monarch Bank, reported improved fourth quarter and annual financial performance. The Board of Directors also announced a quarterly common stock cash dividend of $0.08 per common share, payable on February 27, 2015, to shareholders of record on February 10, 2015.

Annual 2014 highlights are:

•	Net income of $11,211,850, for Return on Equity of 10.95%

•	Diluted earnings per share of $1.05

•	Cash dividends of $0.31 paid per share, up 29% from 2013

•	Loans held for investment grew $59.9 million, up 8.4%

•	Non-performing assets at 0.28% of total assets

•	Net Interest Margin was 4.25%

•	$1.6 billion in mortgage loans closed, with 80% home purchases

Fourth quarter 2014 highlights are:

•	Quarterly net income of $2,683,163, up 24%

•	Return on equity of 10.03%

•	Diluted earnings per share of $0.25

•	Loans held for investment grew $58.9 million

•	$446 million in mortgage loans closed with 69% home purchase

“We are pleased with our quarterly and annual financial performance, with very strong organic loan growth finally taking hold in the fourth quarter. Unlike many of our peers we have grown loans with our bankers, in our markets, and have not purchased loans to drive this growth. Mortgage production was in line with the previous year with our best year ever for purchase mortgage loan closings. We improved our performance in all three lines of business to include banking, mortgage, and wealth management,” stated Brad E. Schwartz, Chief Executive Officer. “Non-performing assets remained low, our margin improved due to asset mix and pricing discipline, and our capital grew stronger with our retention of earnings. The market has responded to our performance with price appreciation in our common stock that, when combined with the increase in our common stock dividends, produced a 14% total shareholder return for 2014.”

For 2014 net income was $11,211,850 compared to $11,091,007 for the same period in 2013, a 1% increase. The 2014 return on average equity (ROE) was 10.95%, and the return on average assets (ROA) was 1.13%. Annual diluted earnings per share were $1.05 compared to $1.08 in 2013, as our higher earnings were more than offset by the number of additional outstanding shares.

Net income was $2,683,163 for the fourth quarter of 2014 compared to $2,156,566 for the same period in 2013, a 24% increase. The quarterly annualized return on average equity (ROE) was 10.03%, and the annualized quarterly return on average assets (ROA) was 1.04%, both metrics up from the same period a year ago. Diluted earnings per share for the fourth quarter were $0.25, up 25% from the previous year.

Total assets at December 31, 2014 were $1.07 billion, up 5% from the prior year. In 2014 loans held for investment grew 8% to $773 million and mortgage loans held for sale grew 48% to $148 million. The vast majority of the net loan growth occurred in the fourth quarter. Total deposits grew 3% to $919 million, with demand deposits growing $40 million or 15% for the year. Demand deposits now represent 33% of total deposits, an achievement driven by our dedicated cash management and banking office teams. While the current rate environment does not appropriately reward banks for a transaction-focused funding strategy, this strategy should deliver net interest margin protection when rates eventually rise.

“We are pleased to deliver over 8% quarterly and year over year loan growth. We are equally proud that we produced each and every loan and have not been tempted by participation loans or other loan purchase programs we see in the marketplace.” stated E. Neal Crawford Jr., President of Monarch Bank. “We continue to hire talented bankers and expect to continue expanding the banking team into 2015. Our Richmond and Peninsula expansion is driving quality loan growth and deposit growth while our cash management and private banking teams continue to focus on growing core deposits.”

Non-performing assets were 0.28% as of December 31, 2014 compared to 0.25% one year prior, and non-performing loans to loans held for investment were 0.37% compared to 0.31% one year prior. Non-performing assets were $3.0 million, comprised of $175 thousand 90 days or more past due and still accruing interest, $2.7 million in non-accrual loans and $144,000 in one parcel of other real estate owned that is already under contract for sale. The allowance for loan losses represents 1.16% of total loans held for investment and 311% of non-performing loans.

Average equity to average assets rose to 10.39% at year-end 2014, an increase from 9.73% one year prior. Cash dividends of $0.08 per share were paid in the fourth quarter of 2014, and a total of $0.31 per share was paid during the year, an increase of 29% over 2013. Total risk-based capital to risk weighted assets at Monarch Bank equaled 13.79%, significantly higher than the required level to meet the highest rating of “Well Capitalized” by federal banking regulators. We also already meet the new Basel III capital standards for a well-capitalized bank. Monarch was again awarded the highest 5-Star “Superior” rating by Bauer Financial, an independent third-party bank rating agency that rates banks on safety and soundness.

Net interest income, our number one driver of profitability, was flat for the year driven by the large volume of mortgage loans held for sale in the first six months of 2013 compared to the balances carried in 2014. These balances are driven by mortgage loan closings. Excluding the mortgage loans held for sale volatility, the net interest income from core banking operations increased 5.9% or $1.9 million. Our net interest margin for 2014 was 4.25%, up from 4.10% due to asset mix, loan and deposit pricing, mortgage loans held for sale pricing, fee income capture, and the additional income from loans previously on non-accrual status. Loan growth that occurred late in the year had minimal impact on net interest income even though it should contribute to net interest income on a going forward basis.

Non-interest income decreased $2.8 million in 2014 over the previous year driven by lower mortgage revenues, which was more than offset by a reduction of $3.6 million in commissions and incentives. Net overhead, or the difference between non-interest income and non-interest expenses, increased only $372 thousand or 1.7% due to increased spending for facilities, technology, technology risk management, compliance and marketing. Salaries and benefits were held flat for the year, a significant accomplishment with our increased benefits costs. Investment revenues related to Monarch Bank Private Wealth totaled $1.6 million for the year compared to $1.1 million the previous year, a noteworthy increase. The Company is recognized by Raymond James Financial Services as a top performing bank investment program, with $235 million in assets under management accumulated since the formation of Monarch Bank Private Wealth in the third quarter of 2012.

Mortgage revenue remains the number one driver of non-interest income. $446 million in mortgage loans were closed during the fourth quarter of 2014 (69% purchase) compared to $350 million in the fourth quarter of 2013 (80% purchase). Monarch closed $1.6 billion in mortgage loans during 2014 compared to $2.0 billion in 2012. While volumes year over year declined approximately 20%, revenues from mortgage lending declined only 5% due to a strong focus on loan product mix, secondary market pricing, and fee income.

“Our focus on the purchase market paid off in 2014 when we had the best year of purchase mortgage business in our history. We closed $1.3 billion in home purchase loans and $0.3 billion in refinances, and altogether closed over 6,000 loans during the year.” stated William T. Morrison, CEO of Monarch Mortgage. “The year 2015 is beginning with an attractive rate environment and a much stronger pipeline of activity, and we expect it to be a great year for our mortgage operations.”

Monarch Financial Holdings, Inc. is the one-bank holding company for Monarch Bank. Monarch Bank is a community bank with ten banking offices in Chesapeake, Virginia Beach, Norfolk, and Williamsburg, Virginia. Monarch Bank also has loan production offices in Newport News and Richmond, Virginia. OBX Bank, a division of Monarch Bank, operates offices in Kitty Hawk and Nags Head, North Carolina. Monarch Mortgage and our affiliated mortgage companies have over thirty offices with locations in Virginia, North Carolina, Maryland, and South Carolina. Our subsidiaries/ divisions include Monarch Bank, OBX Bank, Monarch Mortgage (secondary mortgage origination), OBX Bank Mortgage (secondary mortgage origination), Coastal Home Mortgage, LLC (secondary mortgage origination), Monarch Bank Private Wealth (investment, trust, planning and private banking), Monarch Investments (investment and insurance solutions), Real Estate Security Agency, LLC (title agency) and Monarch Capital, LLC (commercial mortgage brokerage). The shares of common stock of Monarch Financial Holdings, Inc. are publicly traded on the Nasdaq Capital Market under the symbol “MNRK”.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K and 10-Q reports and other documents filed with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Contact:	Brad E. Schwartz – (757) 389-5111, www.monarchbank.com

##

Consolidated Balance Sheets

Monarch Financial Holdings, Inc. and Subsidiaries

(In thousands)

Unaudited

	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
ASSETS:
Cash and due from banks	$14,503	$21,083	$19,661	$18,510	$18,971
Interest bearing bank balances	49,761	58,207	37,166	37,033	31,955
Federal funds sold	1,135	3,938	29,761	84,232	53,985

Investment securities, at fair value	23,725	25,137	23,773	23,197	48,822

Mortgage loans held for sale	147,690	138,590	156,584	92,839	99,718

Loans held for investment, net of unearned income	772,590	713,667	700,159	715,088	712,671
Less: allowance for loan losses	(8,949)	(8,977)	(9,070)	(9,213)	(9,061)

Net loans	763,641	704,690	691,089	705,875	703,610

Bank premises and equipment, net	30,247	30,368	31,407	29,902	28,882
Restricted equity securities, at cost	3,633	3,179	3,169	3,156	3,683
Bank owned life insurance	9,687	9,587	7,526	7,467	7,409
Goodwill	775	775	775	775	775
Intangible assets, net	—	—	15	60	104
Accrued interest receivable and other assets	21,940	23,688	22,973	19,673	18,786

Total assets	$1,066,737	$1,019,242	$1,023,899	$1,022,719	$1,016,700

LIABILITIES:
Demand deposits—non-interest bearing	$235,301	$252,286	$240,348	$221,357	$206,891
Demand deposits—interest bearing	66,682	53,093	51,563	55,949	55,528
Money market deposits	369,221	365,041	377,096	367,590	374,462
Savings deposits	20,003	25,211	24,539	24,327	22,137
Time deposits	228,207	189,142	197,747	224,947	234,100

Total deposits	919,414	884,773	891,293	894,170	893,118

FHLB borrowings	1,075	1,100	1,125	1,150	1,175
Federal funds	10,000	—	—	—	—
Trust preferred subordinated debt	10,000	10,000	10,000	10,000	10,000
Accrued interest payable and other liabilities	18,710	18,145	18,650	17,422	14,661

Total liabilities	959,199	914,018	921,068	922,742	918,954

STOCKHOLDERS’ EQUITY:
Common stock	51,864	51,735	51,624	51,584	51,432
Capital in excess of par value	8,336	7,966	7,675	7,357	7,069
Retained earnings	47,354	45,523	43,566	41,232	39,437
Accumulated other comprehensive loss	(102)	(135)	(159)	(314)	(419)

Total Monarch Financial Holdings, Inc. stockholders’ equity	107,452	105,089	102,706	99,859	97,519
Noncontrolling interest	86	135	125	118	227

Total equity	107,538	105,224	102,831	99,977	97,746

Total liabilities and stockholders’ equity	$1,066,737	$1,019,242	$1,023,899	$1,022,719	$1,016,700

Common shares outstanding at period end	10,652,475	10,646,873	10,624,668	10,619,444	10,502,323

Nonvested shares of common stock included in commons shares outstanding	279,750	299,910	299,910	302,710	215,960

Book value per common share at period end (1)	$10.10	$9.87	$9.67	$9.40	$9.29
Tangible book value per common share at period end (2)	$10.02	$9.80	$9.59	$9.33	$9.20
Closing market price	$13.75	$12.56	$11.72	$12.26	$12.31

Total risk based capital - Consolidated company	13.79%	14.16%	14.29%	14.27%	13.91%
Total risk based capital - Bank	13.81%	14.18%	14.31%	14.30%	13.95%

(1)	Book value per common share is defined as stockholders’ equity divided by common shares outstanding.
(2)	Tangible book value per common share is defined as stockholders’ equity less goodwill and other intangibles divided by commons shares outstanding

Consolidated Statements of Income

Monarch Financial Holdings, Inc. and Subsidiaries

Unaudited

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
INTEREST INCOME:
Interest on federal funds sold	$4,980	$42,283	$84,850	$115,963
Interest on other bank accounts	92,156	28,626	244,702	58,027
Dividends on equity securities	33,545	67,540	106,955	277,700
Interest on investment securities	100,957	60,311	359,604	230,496
Interest on mortgage loans held for sale	1,376,920	1,090,070	4,866,818	7,021,186
Interest and fees on loans held for investment	9,752,472	9,388,407	37,327,978	36,645,065

Total interest income	11,361,030	10,677,237	42,990,907	44,348,437

INTEREST EXPENSE:
Interest on deposits	722,537	905,970	3,185,965	3,936,203
Interest on trust preferred subordinated debt	46,337	122,850	416,233	491,910
Interest on other borrowings	16,615	15,002	58,966	358,345

Total interest expense	785,489	1,043,822	3,661,164	4,786,458

NET INTEREST INCOME	10,575,541	9,633,415	39,329,743	39,561,979
PROVISION FOR LOAN LOSSES	—	—	—	—

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	10,575,541	9,633,415	39,329,743	39,561,979

NON-INTEREST INCOME:
Mortgage banking income	16,210,774	13,276,836	62,440,013	65,672,402
Service charges and fees	489,974	502,373	2,058,262	1,941,926
Title income	216,895	124,774	669,785	789,253
Investment and insurance income	382,774	336,002	1,592,398	1,053,429
Other income	72,366	111,924	318,783	425,261

Total non-interest income	17,372,783	14,351,909	67,079,241	69,882,271

NON-INTEREST EXPENSE:
Salaries and employee benefits	8,798,996	8,772,157	34,134,998	34,112,834
Commissions and incentives	6,926,507	5,248,131	24,754,633	28,344,347
Occupancy and equipment	2,412,086	2,220,634	9,548,543	8,449,912
Loan expense	1,676,134	1,526,317	6,652,007	7,891,835
Marketing expense	990,383	807,717	3,111,535	2,873,259
Data processing	715,057	459,681	2,272,785	1,696,535
Telephone	296,396	314,984	1,226,389	1,184,894
Other expenses	1,789,789	1,212,731	6,778,966	6,357,202

Total non-interest expense	23,605,348	20,562,352	88,479,856	90,910,818

INCOME BEFORE TAXES	4,342,976	3,422,972	17,929,128	18,533,432

Income tax provision	(1,616,093)	(1,179,017)	(6,490,273)	(6,386,040)

NET INCOME	2,726,883	2,243,955	11,438,855	12,147,392

Less: Net income attributable to noncontrolling interest	(43,720)	(87,389)	(227,005)	(1,056,385)

NET INCOME ATTRIBUTABLE TO MONARCH FINANCIAL HOLDINGS, INC.	$2,683,163	$2,156,566	$11,211,850	$11,091,007

NET INCOME PER COMMON SHARE:

Basic	$0.25	$0.21	$1.06	$1.09
Diluted	$0.25	$0.20	$1.05	$1.08

Weighted average basic shares outstanding	10,648,184	10,486,056	10,619,443	10,167,156
Weighted average diluted shares outstanding	10,689,219	10,535,313	10,658,600	10,299,471

Return on average assets	1.04%	0.86%	1.13%	1.07%
Return on average stockholders’ equity	10.03%	8.88%	10.95%	11.97%

Financial Highlights

Monarch Financial Holdings, Inc. and Subsidiaries

	For the Quarter Ended
(Dollars in thousands, except per share data)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
EARNINGS
Interest income	$11,361	$10,639	$10,557	$10,434	$10,677
Interest expense	(786)	(928)	(977)	(971)	(1,044)

Net interest income	10,575	9,711	9,580	9,463	9,633
Provision for loan losses	—	—	—	—	—
Noninterest income - mortgage banking income	16,211	16,658	17,369	12,202	13,277
Noninterest income - other	1,162	1,241	1,130	1,106	1,075
Noninterest expense	(23,605)	(23,121)	(23,007)	(18,747)	(20,562)

Pre-tax net income	4,343	4,489	5,072	4,024	3,423
Minority interest in net income	(44)	(46)	(121)	(16)	(87)
Income taxes	(1,616)	(1,635)	(1,767)	(1,471)	(1,179)

Net income	$2,683	$2,808	$3,184	$2,537	$2,157

PER COMMON SHARE
Earnings per share - basic	$0.25	$0.26	$0.30	$0.24	$0.21
Earnings per share - diluted	0.25	0.26	0.30	0.24	0.20
Common stock - per share dividends	0.08	0.08	0.08	0.07	0.07
Average Basic Shares Outstanding	10,648,184	10,635,275	10,620,869	10,600,766	10,486,056
Average Diluted Shares Outstanding	10,689,219	10,670,507	10,660,217	10,641,782	10,535,313

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$8,977	$9,070	$9,213	$9,061	$11,228
Provision for loan losses	—	—	—	—	—
Charge-offs	(174)	(181)	(184)	(12)	(2,252)
Recoveries	146	88	41	164	85

Net charge-offs	(28)	(93)	(143)	152	(2,167)

Ending balance	$8,949	$8,977	$9,070	$9,213	$9,061

COMPOSITION OF RISK ASSETS
Nonperforming loans:
90 days past due	$175	$243	$499	$759	$472
Nonaccrual loans	2,705	2,180	3,028	1,718	1,740
OREO	144	767	144	302	302

Nonperforming assets	3,024	3,190	3,671	2,779	2,514

ASSET QUALITY RATIOS
Nonperforming assets to total assets	0.28%	0.31%	0.36%	0.27%	0.25%
Nonperforming loans to total loans	0.37	0.34	0.50	0.35	0.31
Allowance for loan losses to total loans held for investment	1.16	1.26	1.30	1.29	1.27
Allowance for loan losses to nonperforming loans	310.73	370.49	257.16	371.94	409.63
Annualized net charge-offs to average loans held for investment	0.02	0.05	0.08	–0.09	1.25

FINANCIAL RATIOS
Return on average assets	1.04%	1.11%	1.29%	1.06%	0.86%
Return on average stockholders’ equity	10.03	10.72	12.63	10.46	8.88
Net interest margin (FTE)	4.42	4.18	4.18	4.25	4.13
Non-interest revenue/Total revenue	60.5	62.7	63.7	56.1	57.3
Efficiency - Consolidated	84.5	83.7	81.8	82.1	85.5
Efficiency - Bank only	61.2	61.7	63.9	59.9	60.4
Average equity to average assets	10.39	10.40	10.18	10.13	9.73

PERIOD END BALANCES (Amounts in thousands)
Total mortgage loans held for sale	$147,690	$138,590	$156,584	$92,839	$99,718
Total loans held for investment	772,590	713,667	700,159	715,088	712,671
Interest-earning assets	1,003,332	945,697	949,872	956,160	952,981
Assets	1,066,737	1,019,242	1,023,899	1,022,719	1,016,700
Total deposits	919,414	884,773	891,293	894,170	893,118
Other borrowings	21,075	11,100	11,125	11,150	11,175
Stockholders’ equity	107,451	105,089	102,706	99,859	97,519

AVERAGE BALANCES (Amounts in thousands)
Total mortgage loans held for sale	$131,471	$138,382	$116,851	$70,856	$104,104
Total loans held for investment	725,093	701,137	698,851	704,917	695,074
Interest-earning assets	958,904	930,420	927,552	910,929	935,059
Assets	1,021,591	999,358	993,003	970,815	990,734
Total deposits	883,478	867,980	867,217	848,969	869,113
Other borrowings	14,575	11,124	11,150	11,174	11,199
Stockholders’ equity	106,088	103,908	101,092	98,374	96,415

MORTGAGE PRODUCTION (Amounts in thousands)
Dollar volume of mortgage loans closed	$445,846	$440,784	$446,863	$271,233	$349,695
Percentage of refinance based on dollar volume	30.9%	16.0%	15.0%	19.1%	20.3%